UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 17, 2020

 MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

As previously disclosed, on December 8, 2020, MTS Systems Corporation, a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amphenol Corporation, a Delaware corporation (“Parent”), and Moon Merger Sub Corporation, a Minnesota corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

On December 18, 2020, each of the following named executive officers of the Company entered into a retention agreement with the Company regarding a grant under a retention bonus pool relating to the Merger that was previously approved by the Compensation and Leadership Development Committee of the Board of Directors of the Company (the “Board”), with allocations of awards under such bonus pool in the following amounts: Randy J. Martinez, President and Chief Executive Officer, $1,440,000; Brian T. Ross, Executive Vice President and Chief Financial Officer, $500,000; Steven B. Harrison, Executive Vice President and President, Test & Simulation, $500,000; and David T. Hore, Executive Vice President and President, Sensors, $500,000. Each retention bonus will be subject to the terms and conditions of the retention agreement, including: (i) 50% of the retention bonus will be paid shortly after the date the Merger Agreement is signed and will be subject to a clawback obligation in the event the executive resigns without “good reason” or is terminated for “cause”, but no clawback will be required if the consummation of the transactions contemplated by the Merger Agreement (the “Closing”) does not occur, and (ii) 50% of the retention bonus will be payable on or around the first anniversary of the Closing (subject to the executive’s continued employment through such anniversary or, in the case of the Company’s Chief Executive Officer, an earlier qualifying termination (including resignation for “good reason” or termination “without cause”) on or after the Closing). The Company’s Chief Executive Officer’s retention agreement also includes a requirement for the executing and non-revocation of a release of claims in favor of the Company on certain terminations of employment.

On December 17, 2020, following a recommendation from the Nominating and Governance Committee of the Board, Randy J. Martinez’s appointment as President and Chief Executive Officer of the Company by the Board was effective. Mr. Martinez has served as the Company’s Interim President and Chief Executive Officer since May 23, 2020. Mr. Martinez will remain a member of the Company’s Board. The Board determined to appoint Mr. Martinez as President and Chief Executive Officer during the pendency of the proposed acquisition by Parent as part of the Company’s efforts to continue to operate in ordinary course and to assist in maintaining stability within the Company’s workforce. From and after the Closing, Parent will make all determinations with respect to the officers of the Company, including the position of Chief Executive Officer of the Company.

Mr. Martinez brings an exceptional track record of executive and director-level leadership in billion-dollar public corporations in aviation, aerospace, defense and industrials. He joined the Company’s Board as an independent director in March 2014. From 2009 to 2017, Mr. Martinez served in several leadership roles at AAR Corporation (NYSE), a provider of aviation services to the worldwide commercial aviation and aerospace, defense industries, most notably President & Chief Executive Officer of the Airlift Group and Group Vice President, Aviation Services. Before joining AAR, Mr. Martinez was the Chief Executive Officer at World Air Holdings, Inc. (NASDAQ). As a graduate of the United States Air Force Academy, Mr. Martinez served with distinction in the U.S. Air Force for 21 years, retiring as a Colonel and Command Pilot and having held a wide variety of leadership roles, including command and senior staff positions.

Mr. Martinez was not appointed pursuant to any arrangement or understanding with any person, and Mr. Martinez does not have any family relationships with any directors or executive officers of the Company. Mr. Martinez has not had a direct or indirect material interest in any transaction with the Company since September 30, 2018, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

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On December 13, 2020, in connection with Mr. Martinez’s appointment as President and Chief Executive Officer of the Company, the Compensation and Leadership Development Committee of the Board approved a one-time equity award to Mr. Martinez equal in value to approximately $2,000,000 on the date of grant, which is expected to be granted on or about December 22, 2020, and will be provided in the form of 50% restricted stock units and 50% performance restricted stock units. Mr. Martinez’s base salary will remain at $720,000. On December 17, 2020, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Martinez and the Company entered into an Offer Letter, as previously approved by the Compensation and Leadership Development Committee of the Board, reflecting such terms.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of MTS Systems Corporation (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, Parent and Merger Sub, whereby the Company will become a wholly owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the shareholders of the Company for their consideration at a special meeting of the shareholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s shareholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investor.mts.com or by contacting the Company’s Investor Relations Department at IRRequests@mts.com.

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Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed with the SEC on December 15, 2020, its definitive proxy statement on Schedule 14A for the 2020 annual meeting of shareholders, filed with the SEC on December 30, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement, and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations of future events and may include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will” and “would.” If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the shareholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger and (vi) the outcome of any legal proceedings that may be instituted against the Company, Parent or Merger Sub related to the Merger Agreement or the proposed merger. The foregoing list of risk factors is not exhaustive. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed with the SEC on December 15, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 27, 2020, filed with the SEC on August 3, 2020, and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investor.mts.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	December 23, 2020	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer

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